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                                                                      EXHIBIT 12

                             WASTE MANAGEMENT, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)
                                  (UNAUDITED)

                                                               SIX MONTHS
                                                                 ENDED
                                                                JUNE 30,
                                                              ------------
                                                              2001    2000
                                                              ----    ----
Income before income taxes, extraordinary item, cumulative
  effect of change in accounting principle and minority
  interests.................................................  $519    $237
                                                              ----    ----
Fixed charges deducted from income:
  Interest expense..........................................   301     411
  Implicit interest in rents................................    31      32
                                                              ----    ----
                                                               332     443
                                                              ----    ----
     Earnings available for fixed charges...................  $851    $680
                                                              ====    ====
Interest expense............................................  $301    $411
Capitalized interest........................................     9       9
Implicit interest in rents..................................    31      32
                                                              ----    ----
     Total fixed charges....................................  $341    $452
                                                              ====    ====
     Ratio of earnings to fixed charges.....................   2.5     1.5
                                                              ====    ====